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PROVANTAGE HEALTH SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       FISCAL YEARS ENDED
                                          ---------------------------------------------
                                          JAN. 29, 2000   JAN. 30, 1999   JAN. 31, 1998
                                          ---------------------------------------------
BASIC:
Net earnings                                    $11,262         $9,482          $7,121
                                          =============================================
Weighted average number of                       15,644         12,550          12,550
  outstanding common shares
Net earnings per common share -
  basic (1)                                       $ .72          $ .76           $ .57
                                          ---------------------------------------------
DILUTED:
Net earnings                                    $11,262         $9,482          $7,121
                                          =============================================
Weighted average number of                       15,644         12,550          12,550
  outstanding common shares
Number of common shares
  issuable assuming exercise                          1             --              --
  of stock options
                                          ---------------------------------------------
Adjusted weighted average number
  of outstanding common and
  common equivalent shares -                     15,645         12,550          12,550
  assuming dilution
                                          ---------------------------------------------
Net earnings per common
  share - diluted (1)                             $ .72          $ .76           $ .57
                                          ---------------------------------------------


(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.